2nd Quarter 2023 Earnings Presentation July 25, 2023 1

2 Subtitle Copy Sandy Spring Bancorp’s forward-looking statements are subject to significant risks and uncertainties that may cause actual results to differ materially from those in such statements. These risks and uncertainties include, but are not limited to, the risks identified in our quarterly and annual reports and the following: changes in general business and economic conditions nationally or in the markets that we serve; changes in consumer and business confidence, investor sentiment, or consumer spending or savings behavior; changes in the level of inflation; changes in the demand for loans, deposits and other financial services that we provide; the possibility that future credit losses may be higher than currently expected; the impact of the interest rate environment on our business, financial condition and results of operations; the impact of compliance with changes in laws, regulations and regulatory interpretations, including changes in income taxes; changes in credit ratings assigned to us or our subsidiaries; the ability to realize benefits and cost savings from, and limit any unexpected liabilities associated with, any business combinations; competitive pressures among financial services companies; the ability to attract, develop and retain qualified employees; our ability to maintain the security of our data processing and information technology systems; the impact of changes in accounting policies, including the introduction of new accounting standards; the impact of judicial or regulatory proceedings; the impact of fiscal and governmental policies of the United States federal government; the impact of health emergencies, epidemics or pandemics; the effects of climate change; and the impact of natural disasters, extreme weather events, military conflict, terrorism or other geopolitical events. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2022, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov. Forward Looking Statements 2

3 Subtitle Copy 3 Quarterly Highlights Source: Company documents 1) Non-GAAP financial measure; see reconciliation to most directly comparable GAAP measure in “Appendix – Reconciliation of non-GAAP Financial Measures” 2) Excludes merger, acquisition and disposal expense, amortization of intangible assets, severance expense, contingent payment expense, gain on disposal of assets and investment securities gains (losses) Profitability • Net income of $24.7 million ($0.55 per diluted common share) compared to $54.8 million ($1.21 per diluted common share) for the prior year quarter, and $51.3 million ($1.14 per diluted common share) for the previous quarter. • Core earnings(1)(2) of $27.1 million ($0.60 per diluted common share) compared to $44.2 million ($0.98 per diluted common share) for the prior year quarter, and $52.3 million ($1.16 per diluted common share) for the previous quarter. • GAAP efficiency ratio was 64.22% compared to 46.03% for the prior year quarter, and 58.55% for the previous quarter . The non- GAAP efficiency ratio(1)(2) was 60.68% compared to 49.79% for the prior year quarter, and 56.87% for the previous quarter. Income Statement • Net interest margin of 2.73%, compared to 3.49% for the same quarter of 2022, and 2.99% for the previous quarter. • Pre-tax pre-provision net income(1) was $38.5 million compared to $76.2 million for the prior year quarter. • Provision for credit losses was a charge of $5.1 million as compared to a charge of $3.0 million in the prior year quarter. • Non-interest income down 7% excluding one-time gain in prior year quarter. • Non-interest expense up 6% from prior year quarter. Balance Sheet • Total assets of $14.0 billion, down 1% from the previous quarter. Total assets up 5% year-over-year. • Total loans have remained stable at $11.4 billion compared to the previous quarter and up 5% from the prior year quarter. Total commercial real estate and business loans were unchanged quarter-over-quarter, while residential mortgage loans grew 4%. • Deposits down 1% from the previous quarter. Noninterest-bearing deposits down 5% and interest-bearing deposits were relatively unchanged. Asset Quality • Non-performing loans to total loans remained at low levels at 0.44% compared to 0.41% for the previous quarter and 0.40% for the prior year quarter. Capital • Risk-based capital ratio of 14.66%, common equity tier 1 risk-based capital ratio of 10.69%, tier 1 risk-based capital ratio of 10.69%, and tier 1 leverage ratio of 9.42%.

4 Subtitle Copy 2nd Quarter 2023 Financial Performance 4

5 Subtitle Copy Profitability 5

6 Subtitle Copy Profitability Trends Diluted Earnings Per Share f Source: Company documents 1) Non-GAAP financial measure; see reconciliation to most directly comparable GAAP measure in “Appendix – Reconciliation of non-GAAP Financial Measures” 6 Return on Average Assets Return on Average Common Equity Diluted Core Earnings Per Share(1) $1.21 $0.75 $0.76 $1.14 $0.55 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 $0.98 $0.80 $0.79 $1.16 $0.60 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 1.69% 0.99% 0.98% 1.49% 0.70% 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 14.97% 8.96% 9.23% 13.93% 6.46% 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023

7 Subtitle Copy Profitability Trends Net Income Provision (Credit) for Credit Losses Pre-Tax Pre-Provision Net Revenue(1) 7 Source: Company documents 1) Net Interest Income plus Non-interest Income less Non-interest Expense • The current quarter's drivers in the decline of net income and core earnings compared to the linked quarter were lower net interest income coupled with higher provision for credit losses and non- interest expense. (Dollars in millions) $54.8 $33.6 $34.0 $51.3 $24.7 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 (Dollars in millions) $76.2 $64.1 $56.6 $46.9 $38.5 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 (Dollars in millions) $3.0 $18.9 $10.8 $(21.5) $5.1 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023

8 Subtitle Copy Income Statement 8

Net Interest Income Net Interest Income & Net Interest Margin Source: Company documents 9 • The net interest margin was 2.73% for the current quarter compared to 2.99% for Q1 2023. • Higher rates paid on interest-bearing liabilities, driven by higher market rates, competition for deposits, and customer movement of excess funds out of noninterest-bearing accounts, outpaced the increase in the yield on interest- earning assets. (Dollars in thousands) $105,950 $112,960 $106,643 $97,302 $90,471 3.49% 3.53% 3.26% 2.99% 2.73% Net Interest Income Net Interest Margin 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023

Average Balance Sheet Source: Company documents 10 Average Loans Average Deposits Average Investments Average Borrowings (Dollars in millions) $10,384 $10,933 $11,256 $11,388 $11,407 4.12% 4.42% 4.78% 4.99% 5.09% Average Loans Yield on Average Loans (Gross) 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 (Dollars in millions) $1,686 $1,734 $1,717 $1,680 $1,639 1.83% 1.99% 2.11% 2.20% 2.22% Average Investments Yield on Average Investments 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 (Dollars in millions) $10,829 $10,741 $11,026 $11,050 $10,928 0.14% 0.35% 1.02% 1.50% 1.88% Average Deposits Yield on Average Deposits 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 (Dollars in millions) $550 $1,147 $1,118 $1,237 $1,468 3.04% 2.76% 3.68% 4.35% 4.47% Average Borrowings Yield on Average Borrowings 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023

Source: Company documents 1) YTD as of June 30, 2023 Revenue Composition Revenue Composition (1) Non-interest Income 11 • Company's insurance business sold in 2Q 2022 • Interchange fee limitation effective 7/1/2022 (Durbin Amendment) • BOLI income increased due to mortality proceeds received in Q2 2023 Wealth Management 53% Mortgage Banking 10% Services Charges on Deposits 15% Other 12% Bank Card Revenue 3% BOLI Income 7% (Dollars in thousands) $ Change vs 2Q 2023 1Q 2023 2Q 2022 Investment Securities Gains/ Losses $ — $ — $ (38) Gain on Disposal of Assets — — (16,699) Service Charges on Deposits 2,606 218 139 Mortgage Banking 1,817 572 334 Wealth Management 9,031 39 (67) Insurance Agency Commissions — — (812) BOLI Income 1,251 344 548 Bank Card Revenue 447 29 (1,363) Other Income 2,024 23 (111) Non-interest Income $ 17,176 $ 1,225 $ (18,069) Total: $17.2 Million

Non-interest Expense Non-interest Expense 12 • Higher salaries and benefits expense due to severance payments made during the current quarter associated with the staffing adjustments • FDIC assessment increased due to a two basis points increase in the assessment rate imposed by the FDIC on all banks effective Q1 2023 • Professional fees increased primarily due to the Company's investments in technology projects Efficiency Ratio (%) Source: Company documents 1) Non-GAAP financial measure; see reconciliation to most directly comparable GAAP measure in “Appendix – Reconciliation of non-GAAP Financial Measures” (Dollars in thousands) $ Change vs 2Q 2023 1Q 2023 2Q 2022 Salaries and Employee Benefits $ 40,931 $ 2,005 $ 1,381 Occupancy 4,764 (83) 30 Equipment 3,760 (357) 201 Marketing 1,589 46 309 Outside Data Services 2,853 339 289 FDIC Insurance 2,375 237 1,297 Amortization of Intangible Assets 1,269 (37) (197) Merger, Aquisition and Disposal — — (1,067) Professional Fees and Services 4,161 477 1,789 Other Expense 7,434 204 113 Non-interest Expense $ 69,136 $ 2,831 $ 4,145 49.79% 48.18% 51.46% 56.87% 60.68% 46.03% 50.66% 53.23% 58.55% 64.22% Efficiency Ratio - Non-GAAP basis (1) Efficiency Ratio - GAAP basis 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023

Balance Sheet 13

Balance Sheet Trends Total Assets Loans Held for Investment Total Deposits 14 Source: Company documents (Dollars in millions) $13,303 $13,766 $13,833 $14,129 $13,995 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 (Dollars in millions) $10,969 $10,749 $10,953 $11,076 $10,959 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 (Dollars in millions) $10,786 $11,219 $11,397 $11,395 $11,370 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023

Deposit Portfolio Deposit Composition (1) 15 Deposit Growth • #1 deposit market share for community banks in combined Washington, D.C. & Baltimore MSAs. Source: Company documents and S&P Global Market Intelligence 1) As of June 30, 2023 Noninterest- Bearing Deposits, 28% MMDA & Other Savings, 33% Interest Bearing Demand, 13% Time Deposits, 26% $11.0 Billion (Dollars in millions) $ Change vs 2Q 2023 1Q 2023 2Q 2022 Noninterest-Bearing Deposits $ 3,080 $ (149) $ (1,049) MMDA & Other Savings 3,650 (79) (96) Interest Bearing Demand 1,413 (59) (177) Time Deposits 2,816 170 1,312 Total Deposits $ 10,959 $ (117) $ (10)

Insured vs Uninsured Deposits Deposit Breakdown (1) 16 Uninsured Deposits by Type • 41% of uninsured depositors have a lending relationship with the Company. • 72% of uninsured deposits are Business accounts, 48% of which have a lending relationship; 16% of uninsured deposits are Trust accounts, 24% of which have a lending relationship. , Source: Company documents and S&P Global Market Intelligence 1) As of June 30, 2023 $3.3, 30% $7.6, 70% Uninsured Insured $2.6, 77% $0.7, 23% Commercial Retail Dollars in Billions Dollars in Billions

Commercial Customers Core Deposit Mix(1) Source: Company documents 1) As of June 30, 2023 17 • 59% of total core deposits are business accounts • Average length of relationship is 9 years • 77% of uninsured deposits were commercial as of 2Q 2023 • No commercial client > 2% of total deposits • Well-diversified portfolio; no significant concentration in one industry or with any single client Time Deposits, 6% Non-interest Bearing Checking, 48% Money Market, 34% Interest Checking, 10% Savings, 2% Total: $5.8 Billion

Source: Company documents 1) As of June 30, 2023 2) Data by NAICS code only available on $4.7 billion of the $5.8 billion total commercial deposits Business Deposit Portfolio by NAICS Business Deposits By Industry (1)(2) 18 Real Estate 13% Services 8% Engineering & Management 6%Trade Contractors 6% Professional Services 5% Insurance 5% Organizational Services 5% Building Contractors 5% Wholesale 4% Nonresidential Lessors 4% Other 39% Total: $4.7 Billion

Retail Customers Core Deposit Mix(1) Source: Company documents 1) As of June 30, 2023 19 • 41% of total core deposits are retail accounts • Average length of retail relationship is 12 years • 23% of uninsured deposits were retail as of 2Q 2023 • No retail client > 2% of total deposits Time Deposits, 32% Non-interest Bearing Checking, 9% Money Market, 24% Interest Checking, 19% Savings, 16% Total: $4.0 Billion

• Core deposits equaled 88.0% of total interest-earning assets at June 30, 2023 • Stress testing is performed quarterly and includes both systemic and idiosyncratic scenarios • Testing completed at the end of the second quarter demonstrates a strong liquidity position with sufficient liquidity in the most severe scenarios Source: Company documents Contingent Liquidity to Uninsured Deposits 20 Liquidity Position

Loan Portfolio, Asset Quality & Reserves (CECL) 21

Source: Company documents 1) As of June 30, 2023; Amounts include PPP loans and net deferred fees/costs in C&I Loan Portfolio Loan Composition(1) 22 Net Loan Change (1) Investor Real Estate 45% Owner- Occupied Real Estate 16% AD&C 9% C&I 12% Residential Mortgage 12% Residential Construction 2% Consumer 4%Total: $11.4 Billion (Dollars in millions) $ Change vs 2Q 2023 1Q 2023 2Q 2022 Investor Real Estate $ 5,131 $ (36) $ 370 Owner-Occupied Real Estate 1,770 — $ 3 AD&C 1,046 (1) $ (49) C&I 1,424 (14) $ 70 Residential Mortgage 1,386 57 $ 238 Residential Construction 191 (33) $ (45) Consumer 422 1 $ (4) Total Loans $ 11,370 (26) $ 583 • New commercial loan production of $735.9 million in 2023, of which $316.2 million was funded (43% utilization) • A greater number of conventional 1-4 family mortgages and ARM loans were retained to grow the mortgage portfolio which resulted in 21% growth year-over- year. Greater number of loans converting out of the construction portfolio were retained in the loan portfolio • Reduced loan demand and lower payoff activity resulted in minimal loan growth compared to the prior quarter

Source: Company documents 1) As of June 30, 2023 Commercial Loans by Type (1) CRE by Collateral Type Business Loans & Owner Occupied R/E 23 Retail 29% Office 14% Residential 12% Apartment Building (5+ units) 14% Hotel 6% Warehouse Space 7% Residential Lot 3% Mixed Use (res. & comm.) 3% Flex (office/warehouse) 3% Industrial Space 2% Automotive Facilities 2% Unimproved Commercial Property 1% Other Misc 4% Construction 13% Other Services 11% Real Estate Rental & Leasing 9% Professional, Scientific & Technical Services 10% Health Care & Social Assistance 8% Educational Services 10% Retail 9% Accommodation & Food Services 5% Wholesale 6% Arts, Entertainment & Recreation 6% Manufacturing 4% Administrative & Support 3% Other Misc 6% Total: $6.2 Billion Total: $3.2 Billion (1)

Source: Company documents 1) As of June 30, 2023 CRE Concentrations (1) Washington DC Baltimore City 24 Apartment Building (5+ units) 34% Retail Space 16% Office Building 10% Condo Structure 8% Mixed Use (res. & comm.) 6% Townhouse Structure 5% Warehouse Space 4% Single Family Structure 4% Hotel 4% Other Misc 9% Apartment Building (5+ units) 19% Townhouse Structure 16% Retail Space 14% Mixed Use (res. & comm.) 13% Office Building 14% Industrial Space 7% Single Family Structure 4% Warehouse Space 5% Automotive Facilities 3% Other Misc 5% Total: $1.0 Billion Total: $390.3 Million (1)

Current Expected Credit Losses – Loans

ACL/Total Loans


(Dollars in thousands)
$113,670
$128,268
$136,242
$117,613
$120,287
1.05%
1.14%
1.20%
1.03%
1.06%
2Q 2022
3Q 2022
4Q 2022
1Q 2023
2Q 2023
Total ACL
ACL/Total Loans

ACL by Loan Type

(Dollars in thousands)	2Q 2022	3Q 2022	4Q 2022	1Q 2023	2Q 2023
Investor Real Estate	$ 56,794	$ 64,169	$ 64,737	$ 56,962	$ 61,087
Owner-Occupied Real Estate	10,784	11,099	11,646	9,876	9,230
Commercial AD&C	13,383	16,847	18,646	11,953	10,200
Commercial Business	22,238	24,826	28,027	25,900	27,914
Total Commercial	103,199	116,941	123,056	104,691	108,431
Residential Mortgage	7,254	8,063	9,424	9,753	9,161
Residential Construction	1,141	1,226	1,337	1,104	850
Consumer	2,076	2,038	2,425	2,065	1,845
Total Residential and Consumer	10,471	11,327	13,186	12,922	11,856
Allowance for Credit Losses	$ 113,670	$ 128,268	$ 136,242	$ 117,613	$ 120,287

- ACL of $120.3 million or 1.06% of outstanding loans equals 243% of non-performing loans at June 30, 2023
- The provision of $5.1 million includes $4.5 million directly attributable to the funded loan portfolio and $0.6 million for unfunded loan commitments. Resulting charge to the provision for the current quarter is mainly driven by an individual reserve established on a single commercial real estate relationship along with charge-offs of non-accrual consumer loans
- Utilized March 2023 Moody's baseline forecast in quantitative model

Source: Company documents

25

Allowance for Credit Losses - Loans: 2Q 2023 Change 26Source: Company documents (Dollars in millions) $117.6 $1.5 $(2.9) $(1.1) $6.4 $(1.2) $120.3 ACL Change in portfolio balances and mix Change in qualitative adjustments- economy Change in qualitative adjustments - concentrations/credit Individual reserves Other, net ACL 6/30/233/31/23

Source: Company documents . Strong Credit Culture and Performance Non-performing Assets / Assets Annualized Net Charge-Offs (Recoveries) / Average Loans Non-performing Loans / Loans Reserves / Loans HFI 27 0.33% 0.33% 0.29% 0.34% 0.36% 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 —% (0.02)% —% (0.01)% 0.06% 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 0.40% 0.40% 0.35% 0.41% 0.44% 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 1.05% 1.14% 1.20% 1.03% 1.06% 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023

Capital 28

Capital Ratios Tier 1 Common Equity Ratio 29 Tier 1 Capital Ratio Tangible Common Equity Ratio (1)Total Capital Ratio Source: Company documents 1) Non-GAAP financial measure; see reconciliation to most directly comparable GAAP measure in “Appendix – Reconciliation of non-GAAP Financial Measures” 10.42% 10.18% 10.23% 10.53% 10.69% 7.00% 7.00% 7.00% 7.00% 7.00% Tier 1 Common Well Capitalized 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 10.42% 10.18% 10.23% 10.53% 10.69% 8.50% 8.50% 8.50% 8.50% 8.50% Tier 1 Common Well Capitalized 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 14.46% 14.15% 14.20% 14.43% 14.66% 10.50% 10.50% 10.50% 10.50% 10.50% Total Capital Well Capitalized 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 8.45% 7.98% 8.18% 8.40% 8.51% 2.00% 2.00% 2.00% 2.00% 2.00% TCE Well Capitalized 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023

Source: Company documents 1) Based on June 30, 2023 SASR closing share price of $22.68 2) Non-GAAP financial measure; see reconciliation to most directly comparable GAAP measure in “Appendix – Reconciliation of non-GAAP Financial Measures” Capital Strategy Tangible Book Value Per Share (2) 30 • Quarterly dividend currently $0.34 per share. 6.0% (1) annualized dividend yield • 62% of 2Q 2023 earnings returned to shareholders through common dividends$24.45 $23.90 $24.64 $25.83 $25.82 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023

Appendix 31

Non-GAAP Reconciliation This presentation contains financial information and performance measures determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). Sandy Spring Bancorp’s management believes that the supplemental non-GAAP information provides a better comparison of period-to-period operating performance. Additionally, Sandy Spring Bancorp believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. Non-GAAP measures used in this presentation consist of the following: • efficiency ratio • tangible common equity • core earnings Efficiency Ratio. Management views the GAAP efficiency ratio as an important financial measure of expense performance and cost management. The ratio expresses the level of non-interest expenses as a percentage of total revenue (net interest income plus total non-interest income). Lower ratios indicate improved productivity. In general, the efficiency ratio is non-interest expenses as a percentage of net interest income plus non-interest income. Non- interest expenses used in the calculation of the non-GAAP efficiency ratio excludes intangible asset amortization, loss on FHLB redemption, contingent payment expense, severance expense and merger, acquisition, and disposal expense from non-interest expense, and securities gains and gain on asset sales from non-interest income and adds the tax- equivalent adjustment to net interest income. The measure is different from the GAAP efficiency ratio, which also is presented in this document. The GAAP measure is calculated using non-interest expense and income amounts as shown on the face of the Consolidated Statements of Income. The GAAP and non-GAAP efficiency ratios are reconciled and provided in the following table. Tangible Common Equity. Tangible equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity and tangible assets exclude the balances of goodwill and other intangible assets from stockholder’s equity and total assets, respectively. Management believes that this non-GAAP financial measure provides information to investors that may be useful in understanding our financial condition. Because not all companies use the same calculation of tangible equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. Core Earnings. Core earnings is a non-GAAP financial measure calculated using GAAP amounts. Core earnings reflect net income for the period exclusive of merger, acquisition and disposal expense, amortization of intangible assets, loss on FHLB redemption, contingent payment expense, severance expense, investment securities gains,and gain on asset sales, in each case net of tax. Management believes that this non-GAAP financial measure provides helpful information to investors in understanding the Company’s core operating earnings and provides a better comparison of period-to-period operating performance of the Company. 32

Reconciliation of Non-GAAP Financial Measures-QTD

(Dollars in thousands)	2Q 2022	3Q 2022	4Q 2022	1Q 2023	2Q 2023
Pre-tax pre-provision income (Non-GAAP)					
Pre-tax pre-provision income:	$ 54,800	$ 33,584	$ 33,980	$ 51,253	$ 24,745
Net income					
Plus/(less) non-GAAP adjustments:					
Income taxes	18,358	11,588	11,784	17,231	8,711
Provision/(credit) for credit losses	3,046	18,890	10,801	(21,536)	5,055
Pre-tax pre-provision net income	$ 76,204	$ 64,062	$ 56,565	$ 46,948	$ 38,511
Efficiency ratio - GAAP basis					
Non-interest expenses	$ 64,991	$ 65,780	$ 64,375	$ 66,305	$ 69,136
Net interest income plus non-interest income	141,195	129,842	120,940	113,253	107,647
Efficiency ratio - GAAP basis	46.03 %	50.66 %	53.23 %	58.55 %	64.22 %
Efficiency ratio - Non-GAAP basis					
Non-interest expenses	$ 64,991	$ 65,780	$ 64,375	$ 66,305	$ 69,136
Less non-GAAP adjustments:					
Amortization of intangible assets	1,466	1,432	1,408	1,306	1,269
Loss on FHLB redemption	—	—	—	—	—
Merger, acquisition and disposal expense	1,067	1	—	—	—
Severance Expense	—	—	—	—	1,939
Contingent payment expense	—	1,247	—	36	—
Non-interest expenses - as adjusted	$ 62,458	$ 63,100	$ 62,967	$ 64,963	$ 65,928
Net interest income plus non-interest income	$ 141,195	$ 129,842	$ 120,940	$ 113,253	$ 107,647
Plus non-GAAP adjustment:					
Tax-equivalent income	992	951	1,032	970	1,006
Less non-GAAP adjustments:					
Investment securities gains/(losses)	38	2	(393)	—	—
Gain/(loss) on disposal of assets	16,699	(183)	—	—	—
Net interest income plus non-interest income - as adjusted	$ 125,450	$ 130,974	$ 122,365	$ 114,223	$ 108,653
Efficiency ratio - Non-GAAP basis	49.79 %	48.18 %	51.46 %	56.87 %	60.68 %

Source: Company documents

33

Tangible Common Equity-QTD Source: Company documents 34 (Dollars in thousands except per share data) 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 Tangible common equity ratio: Total stockholders' equity $ 1,477,169 $ 1,451,862 $ 1,483,768 $ 1,536,865 $ 1,539,032 Goodwill (363,436) (363,436) (363,436) (363,436) (363,436) Other intangible assets, net (22,694) (21,262) (19,855) (18,549) (17,280) Tangible common equity $ 1,091,039 $ 1,067,164 $ 1,100,477 $ 1,154,880 $ 1,158,316 Total assets $ 13,303,009 $ 13,765,597 $ 13,833,119 $ 14,129,007 $ 13,994,545 Goodwill (363,436) (363,436) (363,436) (363,436) (363,436) Other intangible assets, net (22,694) (21,262) (19,855) (18,549) (17,280) Tangible assets $ 12,916,879 $ 13,380,899 $ 13,449,828 $ 13,747,022 $ 13,613,829 Common shares outstanding 44,629,697 44,644,269 44,657,054 44,712,497 44,862,369 Tangible common equity ratio 8.45% 7.98% 8.18% 8.40% 8.51 % Book value per common share $ 33.10 $ 32.52 $ 33.23 $ 34.37 $ 34.31 Tangible book value per common share $ 24.45 $ 23.90 $ 24.64 $ 25.83 $ 25.82

Core Earnings-QTD Source Company documents 35 (Dollars in thousands except per share data) 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 Core Earnings: Net income(GAAP) $ 54,800 $ 33,584 $ 33,980 $ 51,253 $ 24,745 Plus/(less) non-GAAP adjustments (net of tax): Merger, acquisition and disposal expense 793 — — — — Amortization of intangible assets 1,090 1,076 1,049 973 946 (Gain)/loss on disposal of assets (12,417) 108 — — — Investment securities gains/(losses) (28) (2) 293 — — Severance Expense — — — — 1,445 Contingent payment expense — — — 27 — Core earnings (non-GAAP) $ 44,238 $ 35,695 $ 35,322 $ 52,253 $ 27,136 Core return on average assets (non-GAAP) Average assets (GAAP) $12,991,692 $13,521,595 $13,769,472 $13,949,276 $14,094,653 Return on average assets (GAAP) 1.69% 0.99% 0.98% 1.49% 0.70 % Core return on average assets (non-GAAP) 1.37% 1.05% 1.02% 1.52% 0.77 % Weighted average common shares outstanding - diluted (GAAP) 45,111,693 44,780,560 44,828,827 44,872,582 44,888,759 Earning per diluted common share (GAAP) $ 1.21 $ 0.75 $ 0.76 $ 1.14 $ 0.55 Core earnings per diluted common share (non-GAAP) $ 0.98 $ 0.80 $ 0.79 $ 1.16 $ 0.60